UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2009

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 25, 2009, PRIP 5060/6310, LLC, a Delaware limited liability company and a subsidiary of Paladin Realty Income Properties, Inc. (the “Company”), entered into a First Amendment to Limited Liability Company Agreement of FPA/PRIP Governor Park, LLC (the “Joint Venture”) with FPA Governor Park Investors, LLC (“FPA Governor Park Investors”), a Delaware limited liability company. The Joint Venture is the sole member of FPA Governor Park Associates, LLC (“FPA Governor Park Associates”), a Delaware limited liability company that holds title to Two and Five Governor Park located at 6310 Greenwich Drive, San Diego, California 92122 and 5060 Shoreham Place, San Diego, California 92122 (“Two and Five Governor Park”). The amendment is intended to clarify the original intent of the parties to the Limited Liability Company Agreement of the Joint Venture that FPA Governor Park Investors is not responsible for guaranteeing the Company’s 15.0% internal rate of return upon a capital event. The amendment does not impact the treatment of the Company’s investment as preferred equity, and the Company is still entitled to receive a priority preferred return of 9.0% on its invested equity from operating cash flow and a fixed, priority 15.0% internal rate of return upon a capital event.

On March 25, 2009, FPA Governor Park Associates entered into a First Amendment to Lease with Trinity Property Consultants, LLC (“Trinity Property Consultants”), a California limited liability company. The First Amendment to Lease amends the Master Lease Agreement (the “Master Lease”) dated December 20, 2008 by and between the Joint Venture and Trinity Property Consultants for all vacant space in Two and Five Governor Park. The amendment is intended to clarify the original intent of the parties to the Master Lease that for the first twelve months of the Master Lease, the base rent payable pursuant to the Master Lease will be paid from the $225,000 reserve account established for this purpose.

The above descriptions of the First Amendment to the Limited Liability Company Agreement of the Joint Venture and the First Amendment to Lease are qualified in their entirety by the terms of the agreements attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

The above descriptions of the Limited Liability Company Agreement of the Joint Venture and the Master Lease are qualified in their entirety by the terms of the agreements attached to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2008 as Exhibits 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 8.01.    Other Events.

On March 25, 2009, the dividend committee of the board of directors of the Company declared cash distributions for the month of April 2009. The declared distributions will be calculated based on stockholders of record each day during such month at a rate of $0.0016438 per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. These distributions will be aggregated and paid in cash on May 15, 2009.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

10.1	First Amendment to Limited Liability Company Agreement of FPA/PRIP Governor Park, LLC, dated as of March 25, 2009, by and between FPA Governor Park Investors, LLC and PRIP 5060/6310, LLC

10.2	First Amendment to Lease, dated as of March 25, 2009, by and between FPA Governor Park Associates, LLC and Trinity Property Consultants, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: March 27, 2009	By:	/s John A. Gerson
John A. Gerson
Chief Financial Officer

EXHIBIT INDEX

10.1	First Amendment to Limited Liability Company Agreement of FPA/PRIP Governor Park, LLC, dated as of March 25, 2009, by and between FPA Governor Park Investors, LLC and PRIP 5060/6310, LLC

10.2	First Amendment to Lease, dated as of March 25, 2009, by and between FPA Governor Park Associates, LLC and Trinity Property Consultants, LLC